AMENDMENT NO. 26 TO
PARTICIPATION AGREEMENT AMONG
AEGON/TRANSAMERICA SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
PEOPLES BENEFIT LIFE INSURANCE COMPANY,
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

Amendment No. 26 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc.,
(the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance
Company ("TFLIC"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life
Insurance Company ("TOLIC"), and Transamerica Life Insurance and Annuity Company ("T ALIAC") dated
July 1, 1992, as amended ("Participation Agreement").

WHEREAS, due to the merger of Transamerica Life Insurance Company of New York and AUSA Life
Insurance Company, Inc. (the "Merger") effective April 1, 2003, these companies will no longer be parties to this Agreement. The new surviving company, Transamerica Financial Life Insurance Company, will be added as a party to this Agreement. Also, due to the Merger, names of several of the separate accounts and Policies will be changed to reflect the change in company name. All references to "AUSA" will now be changed to
"TFLIC"; and

WHEREAS, Transamerica has registered or will register the Portfolio Select Variable Annuity (the
"Policy") under the Securities Act of 1933; and

WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund the Policy, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 26, and as Schedule A may be amended from time to time; and

WHEREAS, Transamerica desires to change the name of the Retirement Income Builder III Variable
Annuity to Retirement Income Builder- BAI Variable Annuity; and

WHEREAS, the Fund's Board of Directors approved resolutions for the following changes to go into effect April 30, 2003: a name change of the Conservative Asset Allocation to Asset Allocation- Conservative
Portfolio, the Aggressive Asset Allocation to Asset Allocation- Growth Portfolio, the Moderate Asset
Allocation to Asset Allocation- Moderate Portfolio, and the Moderately Aggressive Asset Allocation to Asset
Allocation- Moderate Growth Portfolio; the merger of LKCM Capital Growth into Transamerica Equity; the merger of Gabelli Global Growth into American Century International; the merger of T. Rowe Price Dividend
Growth into T. Rowe Price Equity Income; the merger of Value Line Aggressive Growth into Alger Aggressive
Growth; the merger of Janus Growth II into Janus Growth; and the merger of Van Kampen Money Market into
Transamerica Money Market; and

NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica Life Insurance Company of
New York and AUSA Life Insurance Company, Inc. will be replaced as parties to this Agreement by
Transamerica Financial Life Insurance Company; Transamerica, through its Policy, Portfolio Select Variable
Annuity, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the
Participation Agreement; Schedule A to this Agreement will reflect the name of the Retirement Income Builder
III Variable Annuity to Retirement Income Builder- BAI Variable Annuity; and the name changes and mergers for the Fund reflected above will be added/deleted to Schedule A as applicable. It is also hereby agreed that
Schedule A to this Agreement will be amended to: add the new classes of shares for each portfolio of the Fund;
reflect the various name changes to certain portfolios; add the Portfolio Select Variable Annuity as an additional
"Policy"; and change the names of the various Policies/Accounts referenced above due to the Merger.

  IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2003.

TRANSAMERICA LIFE INSURANCE                                                                        AEGON/TRANSAMERICA SERIES
COMPANY                                                                                                                      FUND, INC.
By its authorized officer                                                                                                  By its authorized officer

By: /s/Larry N. Norman                                                                                                  By:/s/John K. Carter
Larry N. Norman                                                                                                            John K. Carter
Title: President                                                                                                              Title: Vice President, Secretary
        And General Counsel

TRANSAMERICA FINANCIAL                                                                                 PEOPLES BENEFIT LIFE INSURANCE
LIFE SURANCE COMPANY                                                                                        COMPANY
By its authorized officer                                                                                                 By its authorized officer

By: /s/Larry N. Norman                                                                                                  By: /s/Larry N. Norman
Larry N. Norman                                                                                                             Larry N. Norman
Title: Vice President                                                                                                      Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE                                                                       TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                                                                                                AND ANNUITY COMPANY
By its authorized officer                                                                                                  By its authorized officer

By: /s/Priscilla I. Hechler                                                                                                  By: /s/Priscilla I. Hechler
Priscilla I. Hechler                                                                                                            Priscilla I. Hechler
Title: Assistant Vice President and                                                                                Title: Assistant Vice President and
Assistant Secretary                                                                                                         Assistant Secretary

AMENDED SCHEDULE A
Effective May I, 2003
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:                Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account V A-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TAPPVUL 1
Separate Account K
Separate Account H
Separate Account G
Separate Account V A-2LNY
Separate Account VA-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One

Policies:                  Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples- Advisor's Edge Variable Annuity
Peoples - Advisor's Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
TFLIC Freedom Elite Builder
TFLIC Premier Variable Annuity

AMENDED SCHEDULE A (continued)

Policies (continued):

Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulator VUL cv
TFLIC Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder - BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor's Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Flexible Premium Variable Annuity- A
Portfolio Select Variable Annuity

Portfolios:                        AEGON/Transamerica Series Fund, Inc.- Each Portfolio has an Initial Class of Shares and
a Service Class of Shares
AEGONBond
Alger Aggressive Growth
Asset Allocation - Conservation Portfolio
Asset Allocation - Moderate Portfolio
Asset Allocation- Moderate Growth Portfolio
Asset Allocation - Growth Portfolio
American Century International
American Century Income & Growth
BlackRock Large Cap Value
BlackRock Mid Cap Growth
BlackRock Global Science & Technology Opportunities
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Real Estate Securities
Dreyfus Mid Cap
Dreyfus Small Cap Value
Federated Growth & Income
GE U.S. Equity
Great Companies - America sm
Great Companies - Globatl
Great Companies- Technology sm
J.P. Morgan Enhanced Index
Janus Balanced
Janus Global
Janus Growth
Jennison Growth
LKCM Strategic Total Return
Marsico Growth
MFS High Yield
Munder Net50
PBHG/NWQ Value Select

AMENDED SCHEDULE A (continued)

Portfolios:                        AEGON/Transamerica Series Fund, Inc. (continued)

PBHG Mid Cap Growth
PIMCO Total Return
Protected Principal Stock
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third A venue Value
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth